Exhibit 99.2

cognizant

Q2 2026

"Our organic revenue growth momentum continued in the second quarter and was at the high end of our expectations. We are helping our clients close the AI velocity gap by pairing deep industry expertise with engineering, infrastructure and data modernization capabilities while safeguarding their data and IP. We are doing this by scaling our Frontier workforce and reskilling for the future. We are confident our strategy is resonating with clients, as reflected in a second consecutive quarter of double-digit year-over-year growth in Financial Services, our largest and most mature segment. As organizations shift from AI experimentation to enterprise-scale execution, we believe the market opportunity ahead is larger than ever, and we're positioning Cognizant to lead in this next era."

Ravi Kumar S | Chief Executive Officer

Revenue

$5.5 billion

Reported YoY ↑ 4.5%

Constant Currency YoY ↑ 4.1%

GAAP Operating Margin | 15.9% Adjusted Operating Margin | 16.0% GAAP EPS | $1.36 Adjusted Diluted EPS | $1.37

Q2 2026 Cash Flow	Cash Flow From Operations	Free Cash Flow	Q2 2026 Capital Return	Dividends	Share Repurchases
	$558M	$459M		$157M $0.33/share	$1,163M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY



$1.0
$0.4
$4.1

North America ↑ 5.5% ↑ 5.5%

Europe ↑ 2.5% ↑ 0.8%

Rest of World ↓ 1.2% ↓ 1.5%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY



$1.6
$1.7
$1.3
$0.9

Health Sciences ↑ 1.4% ↑ 1.0%

Financial Services ↑ 12.0% ↑ 11.7%

Products & Resources ↑ 1.2% ↑ 0.7%

Communications, Media & Technology ↑ 1.5% ↑ 1.4%

Employee Metrics

Total Employees	356,700	(900)	QoQ
		+12,900	YoY
Voluntary Attrition - Tech Services (Trailing 12-Month)	13.0%		

Company Recognition



TIME
AMERICA'S
BEST
COMPANIES
statista
2026

Named in TIME America's Best Companies 2026 List



People-powered progress

2025 Sustainability and Corporate Citizenship Report

For additional details on revenue and growth drivers and non-GAAP financial reconciliations refer to Cognizant's 2026 second quarter earnings release issued on July 29, 2026, which accompanies this presentation and is available at investors.cognizant.com.